EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-112123, 333-113015, 333-88726, 333-74775, 333-75175, 333-89159, 333-40408 and 333-44298) and on Forms S-8 (File Nos. 333-80065, 333-80067 and 333-80069) of Boston Life Sciences, Inc. and its subsidiaries of our report dated March 30, 2004 relating the financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2004